UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2018

COUNTY BANCORP, INC.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	001-36808	39-1850431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 South 44th Street, Manitowoc, WI		54221
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (920) 686-9998

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2018, Rick G. Dercks and Kenneth R. Zacharias, directors of County Bancorp, Inc. (the “Company”), provided notice to the board of directors of the Company of their intentions to resign from the Board, effective December 19, 2018, as the result of the upcoming merger of the Company’s independent registered public accounting firm, CliftonLarsonAllen LLP (“CLA”), with Schenck S.C. (“Schenck”), a certified public accounting firm.

Mr. Zacharias is a current shareholder at Schenck, and Schenck is engaged to provide services to Mr. Dercks. As a result of the merger of CLA and Schenck, CLA has informed the Company that such relationships between the two could compromise CLA’s independence from the Company.  As a result, Mr. Dercks and Mr. Zacharias have announced their intentions to resign from the Board so that the Company can continue to retain CLA as its independent registered public accounting firm.

Additionally, Edson P. Foster, Jr., who is currently a director of the Company and member of the Company’s Audit Committee, will be named the “audit committee financial expert;” replacing Mr. Zacharias in this role.

A copy of the Company’s press release announcing the resignation of Mr. Dercks and Mr. Zacharias is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated December 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COUNTY BANCORP, INC.

Date: December 7, 2018	By:	/s/ Mark A. Miller
Mark A. Miller
Secretary